UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2007

James River Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51480 (Commission File Number)	05-0539572 (IRS Employer Identification No.)
300 Meadowmont Village Circle, Suite 333 Chapel Hill, North Carolina (Address of principal executive offices)	27517 (Zip Code)
(919) 883-4171 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2007, James River Group, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), with Franklin Holdings (Bermuda), Ltd., a Bermuda company ("Parent") and Franklin Acquisition Corp, a Delaware corporation and a wholly owned direct subsidiary of Parent ("Merger Sub"). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, and as a result the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent (the "Merger"). Parent is a Bermuda-based holding company organized by the D. E. Shaw group, a global investment management firm.

Merger Agreement

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company (the "Common Stock"), other than shares as to which appraisal rights under Delaware law may have been perfected, will be canceled and converted into the right to receive $34.50 in cash per share, without interest (the "Merger Consideration"). In addition, at the effective time of the Merger, (a) each outstanding option to purchase Common Stock (vested or unvested) will be canceled and the holder will be entitled to receive an amount of cash equal to the difference between the Merger Consideration and the exercise price of the applicable stock option without interest and less any required withholding taxes, and (b) each outstanding warrant to purchase Common Stock will be converted into the right to receive, upon exercise of such warrant the Merger Consideration the holder of such warrant would have been entitled to receive upon consummation of the Merger if such holder had been, immediately prior to the Merger, the holder of the number of shares of Common Stock then issuable upon exercise in full of such warrant or, if the holder and the Company agree, canceled and extinguished, and the holder thereof will be entitled to receive, following exercise or cancellation, as the case may be, an amount in cash equal to the excess (if any) of (a) the product of (x) the number of shares of Common Stock subject to the warrant and (y) the Merger Consideration, minus (b) the aggregate exercise price of the warrant, without interest and less any required withholding taxes.

The Merger Agreement contains a 55-day "go-shop" provision pursuant to which the Company has the right to actively solicit and engage in discussions and negotiations with respect to competing proposals from, and provide non-public information to, third parties through 11:59 p.m., New York City time, on August 5, 2007. Subject to the payment of a termination fee described below, the Company is entitled to terminate the Merger Agreement during the go-shop period to accept a "superior proposal" (as defined in the Merger Agreement), without any obligation to offer Parent a right to match. After the expiration of such 55-day period, the Company is subject to a "no-shop" restriction on its ability to solicit competing proposals, provide non-public information to and engage in discussions or negotiations with third parties regarding a competing proposal. The "no-shop" restriction is, however, subject to a "fiduciary-out" provision that allows the Company to provide non-public information and participate in discussions and negotiations with respect to competing proposals that the Board of Directors determine in good faith, after consultation with its financial advisor and outside counsel, constitute or could reasonably be expected to lead to a superior proposal and the failure to provide non-public information or engage in discussions or negotiations with such third party would be inconsistent with the directors' fiduciary duties under applicable law. The "fiduciary-out" provision applies during the term of the Merger Agreement up to the time that the Merger has been approved by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock voting together as a single class is obtained (the "Requisite Stockholder Vote"). If the Board of Directors determines in accordance with the terms of the Merger Agreement that a competing proposal is a superior proposal during the "no-shop" period, the Company is obligated to offer Parent matching rights prior to terminating the Merger Agreement to enter into a transaction with respect to such superior proposal.

The closing of the Merger is expected to occur in the second half of 2007, subject to the receipt of the Requisite Stockholder Vote and regulatory approvals and satisfaction or waiver of other customary closing conditions. The Merger is not subject to a financing condition and equity commitments for the full amount of the Merger Consideration plus funds sufficient to pay all related fees and expenses required to be paid or funded as of or prior to the consummation of the Merger have been received by Parent from D. E. Shaw Composite Fund, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C. (together, the "Investors"), each an investment fund organized by the D. E. Shaw group, pursuant to a letter agreement, entered into concurrently with the execution of the Merger Agreement, among the Company, Parent and the Investors (the "Equity Commitment Letter").

The Company and Parent each have certain termination rights under the terms of the Merger Agreement, including the right by either party to terminate the Merger Agreement if the Merger has not been consummated on or before December 15, 2007. In the event that the Merger Agreement is terminated under certain circumstances set forth in the Merger Agreement (including by the Company in order to enter into a transaction that is a superior proposal or upon exercise of the "fiduciary-out" provision not related to a superior proposal), the Company must pay a fee of $11,463,424 to Parent, unless the termination occurs during the 55-day "go-shop" period, in which case the Company must pay a fee of $7,164,640 to Parent. In addition, if the termination occurs after the expiration of the "go-shop" period, the Company will be required to reimburse Parent for an amount not to exceed $3,582,320 for transaction fees and expenses incurred by Parent and its affiliates. In the event that the Merger Agreement is terminated under certain other circumstances set forth in the Merger Agreement (including if Parent or Merger Sub fails to fund the Merger Consideration following satisfaction or waiver of the conditions to Parent's and Merger Sub's obligations to effect the Merger as set forth in the Merger Agreement or fails to receive the relevant regulatory approvals for the Merger), Parent will be required to pay to the Company a fee of $11,463,424 and to reimburse the Company for an amount not to exceed $3,582,320 for transaction fees and expenses incurred by the Company and its affiliates. The respective payment obligations of the parties for breaches under the Merger Agreement and related agreements are capped at $15,045,744, plus interest and collection costs if applicable (the "Liability Cap"). Under the terms of the Equity Commitment Letter, the Investors have each agreed (severally and not jointly) to pay their proportionate share (based on their respective percentages of the equity commitments) of the termination fee and expense reimbursement owed to the Company if Parent and Merger Sub fail to do so (the "Limited Indemnity"), subject to the Liability Cap.

The Merger Agreement contains customary representations, warranties and covenants, including covenants with respect to confidentiality, cooperation, the conduct of the Company's business in the ordinary course consistent with past practice and other restrictions on the operation of the Company's business prior to the consummation of the Merger, indemnification of the Company's directors and officers, public announcements and similar matters. The Company is permitted, under the terms of the Merger Agreement, to continue to pay regular quarterly cash dividends until the consummation of the Merger.

The Board of Directors of the Company has unanimously approved the Merger Agreement. A Board Committee formed to evaluate, among other things, the Merger, and consisting entirely of non-management directors, developed the material terms of the Merger Agreement with the assistance of the Board Committee's financial and legal advisors for consideration by the Board of Directors. J.P. Morgan Securities Inc., financial advisor to the Board Committee, provided a fairness opinion to the Board Committee and the Board of Directors of the Company in connection with the transaction.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of the specific dates therein, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged among the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement (except for the right to receive the Merger Consideration from and after the consummation of the Merger) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Equity Commitment Letter

Under the terms of the Equity Commitment Letter, the Investors have committed to Parent (severally and not jointly, each in the amount set forth therein), to fund or cause to be funded, the aggregate funds necessary to complete the transactions contemplated by the Merger Agreement. The obligations of each Investor to Parent to fund, or to cause to be funded, its equity commitment are subject to the prior satisfaction or waiver of the conditions to Parent's and Merger Sub's obligations to effect the Merger (as set forth solely in Sections 7.1 and 7.2 the Merger Agreement), and the contemporaneous consummation of the Merger. The Investors'

obligation to fund the equity commitment terminates upon the termination of the Merger Agreement.

The Investors have agreed pursuant to the Limited Indemnity in the Equity Commitment Letter to pay amounts owed in connection with any breach or failure of Parent or Merger Sub to comply with any payment obligations under the Merger Agreement following termination of the Merger Agreement (whether or not any such amounts may have arisen prior to termination of the Merger Agreement), in an amount with respect to each Investor equal to the product of the Liability Cap and such Investor's percentage of the equity commitments. The Limited Indemnity will survive any termination of the Merger Agreement for a period of not less than six months.

Each Investor may assign all or a portion of its obligation to fund its equity commitment to one or more of its affiliates or affiliated funds or any co-investor permitted under the terms of the Merger Agreement, so long as the Investors, their affiliates and any affiliated funds continue to own at least 60% of the equity securities of Parent prior to and as of the closing of the Merger. Any such assignment will not relieve an Investor from its obligation to fund the equity commitment pursuant to the terms of the Equity Commitment Letter. In addition, no such assignment by an Investor will become effective if it would or would reasonably be expected to adversely affect the Limited Indemnity or prevent, materially delay or materially impair the consummation of the Merger or the other transactions contemplated by the Merger Agreement. Each Investor's liability to the Company or otherwise under the Equity Commitment Letter is capped at an amount equal to the product of the Liability Cap and such Investor's percentage of the equity commitments.

Voting Agreements

Concurrently with the execution of the Merger Agreement, Parent and Merger Sub entered into separate voting agreements with each of Trident II, L.P., HRWCP 1, L.P. and JRG Seven, LLC, in each case including related parties, representing approximately 45% of the outstanding shares of Common Stock. Under the terms of the Voting Agreements, these stockholders agreed to vote in favor of the Merger, unless the Merger Agreement is terminated, including as a result of the Company entering into an agreement for a transaction that is a superior proposal. If the Merger Agreement is terminated as a result of the Company exercising its "fiduciary out" unrelated to a superior proposal, the voting provisions will continue in force for 90 days after the termination of the Voting Agreements (the "Extended Termination Period").

Prior to the termination of the Merger Agreement, these stockholders have agreed not to transfer their shares of Common Stock to third parties or deposit them into a voting trust. However, during the Extended Termination Period, these stockholders are permitted to sell shares of Common Stock in a public offering or other distribution pursuant to a registration statement under the Securities Act of 1933, as amended, or in a public sale on NASDAQ or another automatic quotation system or national securities exchange, provided any such stockholder may not, in one or a series of such transfers, transfer all or substantially all of its shares of Common Stock to a single person or group of affiliated persons (other than to an underwriter, agent or broker or other market intermediary in connection with or in facilitation of a transfer to unaffiliated persons).

The foregoing summary of the Voting Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreements, the form of which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Other than the Merger Agreement and the Equity Commitment Letter to which the Company is a party and the transactions contemplated by the Merger Agreement, the Equity Commitment Letter and the Voting Agreements, there is no material relationship between the Company and either of Parent or Merger Sub.

Item 5.01 Changes in Control of Registrant.

If the Merger is consummated, there will be a change of control of the Company. See the disclosure regarding the Merger and the Merger Agreement under Item 1.01 above for additional information.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2007, the Compensation Committee of the Board of Directors of the Company modified the Company's general policy regarding the payment terms of cash bonuses to employees (including executive officers), which had provided that in order to be eligible for a cash bonus payment in any fiscal year, an employee must have been employed on December 31 of the fiscal year immediately preceding the fiscal year in which the applicable cash bonus payment is actually made. In anticipation of the Company entering into the Merger Agreement, the Compensation Committee modified such policy as applied to cash bonus payments to be made in the first quarter of 2008, to provide that if an employee is terminated (other than for cause) following the closing of the Merger or a similar transaction, such employee will nonetheless be entitled to receive any cash bonus payment that he or she would have been entitled to receive in the first quarter of 2008 had such employee been employed by the Company on December 31, 2007.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

EXHIBIT	DESCRIPTION
2.1	Agreement and Plan of Merger, dated as of June 11, 2007, by and among James River Group, Inc., Franklin Holdings (Bermuda), Ltd. and Franklin Acquisition Corp.*
4.1	Form of Voting Agreement

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by James River Group, Inc. at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained free of charge by directing such request to Michael T. Oakes, Chief Financial Officer, James River Group, Inc., 300 Meadowmont Village Circle, Suite 333, Chapel Hill, NC, telephone: (919) 883-4171, or on the Company’s website at www.james-river-group.com.

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information regarding the interests of such directors and executive officers is included in the Company's proxy statement for its 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 13, 2007, and information concerning all of the Company's participants in the solicitation will be included in the proxy statement relating to the proposed Merger when it becomes available.

Cautionary Notice Regarding Forward Looking Statements

Certain matters discussed in this document and future documents may be forward-looking statements. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance based on management's judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements may be identified by the use of words such as "will," "expects," "intends," "plans," "anticipates," "believes," "seeks," "estimates," and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. These include, but are not limited to: (1) regulatory approvals required for the transaction may not be obtained, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on the Company or cause the parties not to consummate the transaction; (2) conditions to the closing of the transaction may not be satisfied or waived; (3) the outcome of any legal proceedings to the extent initiated against the Company and others following the announcement of the transaction cannot be predicted; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; and (5) the Company may be adversely affected by other economic, business, and/or competitive factors. Other factors that could cause the Company's actual results to differ materially from those expressed or implied are discussed under "Risk Factors" in the Company's most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP, INC.

Date: June 11, 2007	By:	/s/ Michael T. Oakes
Michael T. Oakes
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
2.1	Agreement and Plan of Merger, dated as of June 11, 2007, by and among James River Group, Inc., Franklin Holdings (Bermuda), Ltd. and Franklin Acquisition Corp.*
4.1	Form of Voting Agreement

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K

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